                                                                   EXHIBIT 10.30





                               OPERATING AGREEMENT
                                       OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC
                   A NORTH CAROLINA LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC
                   A North Carolina Limited Liability Company


ARTICLE I    DEFINITIONS......................................................................................        1

ARTICLE II   FORMATION AND AGREEMENT OF
LIMITED LIABILITY COMPANY.....................................................................................        2
         SECTION 2.1  Company Formation; Effective Date.......................................................        2
         SECTION 2.2  Name of Company.........................................................................        2
         SECTION 2.3  Purposes and Business Objectives........................................................        2
         SECTION 2.4  Statement of Philosophy and Values......................................................        3
         SECTION 2.5  Registered Agent and Office; Principal Place of Business................................        4
         SECTION 2.6  Commencement and Term...................................................................        4

ARTICLE III  MEMBERS AND CAPITAL CONTRIBUTIONS................................................................        4
         SECTION 3.1  Initial Capital Contributions of Members................................................        4
         SECTION 3.2  Liability of Members - For Capital......................................................        5
         SECTION 3.3  Maintenance of Capital Accounts; Withdrawals of Capital;
         Withdrawals from the Company.........................................................................        5
         SECTION 3.4  Interest on Capital Contributions or Capital Accounts...................................        6
         SECTION 3.5  Additional Funding......................................................................        6
         SECTION 3.6  Enforcement of Commitments..............................................................        7
         SECTION 3.7  NCHI Documentation......................................................................        8
         SECTION 3.8. Reserved Powers of Initial Members......................................................        9
         SECTION 3.9. Appointment of Board of Directors.......................................................        9
         SECTION 3.10 Additional Obligations of McKennan and Company..........................................       10
         SECTION 3.11 Obligations Relating to Real Property...................................................       10

ARTICLE IV   NAMES AND ADDRESSES OF MEMBERS...................................................................       11

ARTICLE V    MANAGEMENT OF THE COMPANY........................................................................       11
         SECTION 5.1  General Authority and Powers of the Board of Directors..................................       11
         SECTION 5.2  Restrictions on Authority of the Board of Directors.....................................       11
         SECTION 5.3  Duties of the Board of Directors........................................................       12
         SECTION 5.4  Delegation by the Board of Directors....................................................       13
         SECTION 5.5  Right to Rely Upon the Authority of the Manager.........................................       13
         SECTION 5.6  Company Expenses; Purchase of Goods and Services from Members...........................       13
         SECTION 5.7  No Management by Members................................................................       15
         SECTION 5.8  Consent by Members to Exercise of Certain Rights
         and Powers by Board of Directors.....................................................................       16
         SECTION 5.9. Meetings, Quorum and Vote of the Board of Directors.....................................       16

         SECTION 5.10 Other Business of Members...............................................................       17
         SECTION 5.11 Board of Directors' Standard of Care....................................................       19
         SECTION 5.12 Limitation of Liability.................................................................       20
         SECTION 5.13 Indemnification of the Directors........................................................       20
         SECTION 5.14 Certain Decisions of the Board of Directors.............................................       20
         SECTION 5.15 Managed Care............................................................................       21

ARTICLE VI   DISTRIBUTIONS AND ALLOCATIONS....................................................................       22
         SECTION 6.1  Distributions of Cash Flow from Operations and Cash
         from Sales or Refinancing............................................................................        22
         SECTION 6.2  Profits.................................................................................        22
         SECTION 6.3  Losses..................................................................................        22
         SECTION 6.4  Code Section 704(c) Tax Allocations.....................................................        23
         SECTION 6.5  Miscellaneous...........................................................................        23

ARTICLE VII  DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS............................................        24
         SECTION 7.1  No Termination by Certain Acts of Member................................................        24
         SECTION 7.2  Dissolution.............................................................................        24
         SECTION 7.3  Dissolution and Final Liquidation.......................................................        24
         SECTION 7.4  Termination.............................................................................        26
         SECTION 7.5  Payment in Cash.........................................................................        26
         SECTION 7.6  Termination of Noncompetition Covenants.................................................        26

ARTICLE VIII REMOVAL OR WITHDRAWAL OF MANAGERS AND
MEMBERS AND TRANSFER OF MEMBERS' MEMBERSHIP AND/OR
ECONOMIC INTERESTS............................................................................................        26
         SECTION 8.1  Members - Restriction on Transfer.......................................................        26
         SECTION 8.2  Condition Precedent to Transfer of Membership Interest..................................        28
         SECTION 8.3  Substitute Member - Conditions to Fulfill...............................................        28
         SECTION 8.4  Allocations Between Transferor and Transferee...........................................        28
         SECTION 8.5  Rights, Liabilities of, and Restrictions on Assignee....................................        29
         SECTION 8.6  Repurchase of Interests in Certain Event................................................        29

ARTICLE IX   RECORDS, ACCOUNTINGS AND REPORTS.................................................................        31
         SECTION 9.1  Books of Account........................................................................        31
         SECTION 9.2  Access to Records.......................................................................        31
         SECTION 9.3  Bank Accounts and Investment of Funds...................................................        31
         SECTION 9.4  Fiscal Year.............................................................................        32
         SECTION 9.5  Accounting Reports......................................................................        32
         SECTION 9.5  Tax Matters Partner.....................................................................        32

ARTICLE X    MEETINGS AND VOTING RIGHTS OF MEMBERS............................................................        33
         SECTION 10.1 Meetings................................................................................        33
         SECTION 10.2 Voting Rights of Members................................................................        33
ARTICLE XI   AMENDMENTS.......................................................................................        34
         SECTION 11.1 Authority to Amend by the Board of Directors............................................        34

         SECTION 11.2  Restrictions on the Board of Directors' Amendments:
         Amendments by Members................................................................................        34
         SECTION 11.3  Amendments to Certificates.............................................................        35

ARTICLE XII  MISCELLANEOUS....................................................................................        35
         SECTION 12.1  Limited Power of Attorney..............................................................        35
         SECTION 12.2  Waiver of Provisions...................................................................        35
         SECTION 12.3  Interpretation and Construction........................................................        35
         SECTION 12.4  Governing Law..........................................................................        35
         SECTION 12.5  Partial Invalidity.....................................................................        36
         SECTION 12.6  Binding on Successors..................................................................        36
         SECTION 12.7  Notices and Delivery...................................................................        36
         SECTION 12.8  Counterpart Execution; Facsimile Execution.............................................        36
         SECTION 12.9  Statutory Provisions...................................................................        36
         SECTION 12.10 Waiver of Partition....................................................................        37
         SECTION 12.11 Change in Law..........................................................................        37
         SECTION 12.12 Investment Representations of the Members..............................................        39
         SECTION 12.14 Referrals to Hospital and Ownership of Shares of
         Common Stock of MedCath Holdings, Inc................................................................        40
         SECTION 12.15 Acknowledgments Regarding Legal Representation.........................................        40
         SECTION 12.16 Exhibits...............................................................................        41
         SECTION 12.16 Arbitration............................................................................        41

                               OPERATING AGREEMENT
                                       OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC
                   A North Carolina Limited Liability Company


         THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE SOUTH DAKOTA SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

         THIS OPERATING AGREEMENT (the "Agreement") of Heart Hospital of South Dakota, LLC (the "Company"), a North Carolina Limited Liability Company is made and entered into by and among Persons whose names addresses and taxpayer identification numbers are listed on the Information Exhibit (Exhibit A) as of the date the Company is formed in accordance with Section 2.1.

                                    RECITALS

         A. The Company has been formed to develop, own and operate an acute care hospital which hospital shall be located in or near Sioux Falls, South Dakota and shall specialize in all aspects of cardiology and cardiovascular care and surgery which the Board of Directors may agree upon;

         B. It is intended that the hospital will be a low-cost, high quality provider of medical services within the Sioux Falls area in a manner which is consistent with the national health care policy of lowering the costs of health care;

         C. The Capital Contributions and active involvement of the Members are necessary to enable the Company to achieve its objectives.

                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise indicated, capitalized words and phrases in this Operating Agreement shall have the meanings set forth in the attached Glossary of Terms (Exhibit B).

                                   ARTICLE II

              FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY

         SECTION 2.1       COMPANY FORMATION; EFFECTIVE DATE.

         The Company was formed upon the filing of the Articles of Organization with the North Carolina Secretary of State in accordance with the provisions of the Act. Upon the effectiveness of this Agreement, the Persons listed on the attached Information Exhibit shall be admitted to the Company as Members and the Persons who executed the Articles shall be withdrawn as Members (unless they are listed on the Information Exhibit), all without the necessity of any further act or instrument and without causing the dissolution of the Company. This Agreement shall be effective as of the date the Company was formed.

         SECTION 2.2       NAME OF COMPANY.

         The name of the Company is Heart Hospital of South Dakota, LLC.

         SECTION 2.3       PURPOSES AND BUSINESS OBJECTIVES.

         The principal purposes and business objectives of the Company are as follows:

                  (a) To develop, own and operate a Hospital specializing in the diagnosis and treatment of cardiovascular disease and cardiovascular and vascular surgery in Sioux Falls, South Dakota which would include, but not be limited to, the following:

                           (i)      Services and facilities to meet all
                  requirements of the State of South Dakota, Medicare, JCAHO and other credentialing or licensing bodies or agencies in order to have the Hospital licensed as an acute care hospital and to perform cardiology and cardiovascular surgical services of every type or nature and to be eligible to obtain appropriate reimbursements therefore;

                           (ii) Approximately 70,000 to 90,000 square feet in a building to be constructed in accordance with plans and specifications approved by the Company;

                           (iii)    Approximately 48 to 60 medical/surgical
                  beds;

                           (iv)     3 heart catheterization laboratories;

                           (v)      3 heart surgical suites;

                           (vi)     All appropriate support services and
                  systems; and

                           (vii) Appropriate Equipment and services with respect to the facilities described above and as otherwise reasonably necessary or appropriate for the diagnosis and treatment of cardiovascular disease, including but not limited to invasive and non-invasive cardiac testing, interventional treatment including percutaneous transluminal coronary angioplasty and atherectomy, and cardiac surgery which would include, but not be limited to, bypass grafts and valve surgery.

                  The above size, number and scope of facilities of the Hospital are only preliminary estimates. The Board of Directors are authorized to finally make all determinations with respect thereto; provided that the Board of Directors shall not unreasonably refuse to allow services or procedures generally performed by cardiologists, cardiovascular or vascular surgeons at hospitals to be provided at the Hospital.

                  (b) To lease or acquire real property located near the corner of 69th Street and Louise in Sioux Falls and to construct a suitable building thereon in which the Hospital shall be located;

                  (c) Any other purpose reasonably related to (a) and (b) above.

         SECTION 2.4       STATEMENT OF PHILOSOPHY AND VALUES.

         Notwithstanding anything in this Agreement to the contrary, the Company and the Hospital shall be operated in accordance with the following philosophy and values at all times:

                  (a) The Company and the Hospital shall be operated in accordance with the mission of Avera McKennan ("McKennan") and the Ethical and Religious Directives for Catholic Health Care Services, as promulgated by the United States Catholic Conference;

                  (b) The Hospital shall seek to participate in all public health care financing programs applicable to its business including the Medicare and Medicaid programs:

                  (c) The Board of Directors shall adopt and adhere to the policies of McKennan, as they may be reasonably amended from time to time, for providing care for those patients who are unable to pay for Hospital care;

                  (d) The medical staff of the Hospital shall be open to any physician who meets the qualifications stated in the Bylaws, Rules and Regulations of the Medical Staff;

                  (e) The Company shall adopt and adhere to a conflict of interest policy with respect to contracts between the Company and Members or Directors;

                  (f) All medical decisions and all policies and procedures relating to the delivery of medical services at the Hospital shall be made by those physicians who are members of the medical staff of the Hospital as provided in the Bylaws, Rules and Regulations of the medical staff.

         SECTION 2.5       REGISTERED AGENT AND OFFICE; PRINCIPAL PLACE OF
                           BUSINESS.

         The registered agent and office of the Company shall be as indicated in the Articles of Organization, as amended from time to time. The principal place of business of the Company shall be at such location in Sioux Falls, South Dakota as selected by the Board of Directors from time to time. The Board of Directors shall promptly notify the Members of any changes in the Company's registered agent, registered office, or principal place of business.

         SECTION 2.6       COMMENCEMENT AND TERM.

         The Company commenced on the filing of the Articles of Organization in the Office of the Secretary of State of North Carolina, as required by Section
2.1 hereof, and shall continue until December 31, 2060, unless sooner terminated or dissolved as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the election of the Board of Directors. The consent of each Director to such extension shall not be unreasonably withheld or delayed.

                                   ARTICLE III

                        MEMBERS AND CAPITAL CONTRIBUTIONS

         SECTION 3.1       INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS.

                  (a) The initial Capital Contributions of the Initial Members shall equal $3,600,000.00:

                  (b) Such initial Capital Contribution shall be made as follows:

                           (i) SFHM shall own a 33 1/3% Membership Interest in the Company and shall contribute to the Company for its Membership Interest 33 1/3% of the aggregate amount of such initial Capital Contributions.

                           (ii) NCHI shall own a 33 1/3% Membership Interest and shall contribute to the Company for its Membership Interest an amount equal to 33 1/3% of such initial Capital Contributions.

                           (iii) McKennan shall own a 33 1/3% Membership Interest in the Company and shall contribute to the Company for its Membership Interest 33 1/3% of the aggregate amount of such initial Capital Contributions.

                  (c) It is anticipated that other qualified investors approved by the Initial Members will contribute up to an additional $400,000.00 to the Company, which investors would become Members and would own, in the aggregate, up to a ten percent (10%) Membership Interest in the Company. In such event, the Membership Interests of each of the Initial Members shall be reduced equally in order to reflect such additional Capital Contributions. If by September 1, 1999 or a later date approved by the Board of Directors, sufficient additional qualified investors approved by the Initial Members have not been admitted as Members, then each Initial Member shall make equal additional Capital Contributions in order to bring the initial Capital Contributions to a total of $4,000,000.00 and the ownership of the Initial Members will be increased proportionately.

                  (d) The Initial Members shall make their initial Capital Contributions upon their admission as Members of the
                           Company:

                  (e) Members admitted after the formation of the Company shall contribute their initial Capital Contribution upon their admission as Members to the Company.

                  (f) The Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the Act. Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.5.

         SECTION 3.2       LIABILITY OF MEMBERS - FOR CAPITAL.

         The liability of each Member for capital shall be limited to the amount of its agreed Capital Contribution as a Member as provided in Section 3.1 and
Section 3.5, except that the Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the Act. The Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.5.

         SECTION 3.3 MAINTENANCE OF CAPITAL ACCOUNTS; WITHDRAWALS OF CAPITAL; WITHDRAWALS FROM THE COMPANY.

         An individual Capital Account shall be maintained for each Member in accordance with requirements of the Code and the Regulations promulgated thereunder. No Member shall be entitled to withdraw or to make demand for withdrawal of any part of its Capital Account or to receive any distribution except as provided herein. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

         Except as otherwise expressly provided in this Agreement, a Member may not withdraw from the Company without the written consent of the Initial Members. In no case shall a

Member have the right to have its Interest redeemed by the Company unless approved by the Board.

         SECTION 3.4       INTEREST ON CAPITAL CONTRIBUTIONS OR CAPITAL
                           ACCOUNTS.

         No interest shall be paid to any Member based solely on its Capital Contributions or Capital Account. The preceding sentence shall not prevent the Company from earning interest on its bank accounts and investments and distributing such earnings to the Member in accordance with Articles VI and VII.

         SECTION 3.5       ADDITIONAL FUNDING.

         If from time to time, the Board of Directors reasonably determines (which determination shall not be unreasonably withheld or delayed) that funds in addition to that contemplated by Sections 3.1 and 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) First, on terms and conditions reasonably acceptable to the Board of Directors, SFHM or one of its Affiliates shall loan the Company up to Twelve Million Dollars ($12,000,000.00) at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Company's assets. Interest shall be paid monthly in arrears. Funds initially shall be advanced hereunder through the period ending no later that the first (1st) anniversary of the opening of the Hospital. Amounts then outstanding shall be repaid with interest on a schedule to be agreed upon by the Company and SFHM prior to the date the first advances are made hereunder. To the extent the Company repays such loan from time to time in amounts which are in excess of scheduled principal amounts such amounts of excess principal payments may be reborrowed by the Company on mutually acceptable terms. The parties acknowledge that the Company intends to seek construction, mortgage and equipment financing from third party lenders and lessors and that the loans set forth in this subsection (a) are not intended to be used for such purposes; provided that at SFHM's discretion, such loans may be used for such purposes on a short-term basis pending closing of third-party financing therefor;

                  (b) Second, the Board of Directors thereafter shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to the Board of Directors. All loans obtained hereunder shall be subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld or delayed. In the event that SFHM determines and provides written notice thereof to McKennan that SFHM or its Affiliates must provide, and they have elected to so provide, guarantees or collateral security to any lender or lessor who is providing loans or lease financing to the Company only on the condition that adequate guarantees or collateral security be provided to such lender or lessors, then McKennan agrees to provide, on a several basis, guarantees of any such loans or lease financing, or additional collateral security for such loans or leases, on the same terms and conditions as are then being provided from time to time by SFHM and its Affiliates, it being acknowledged and agreed that 50% of any such guarantees or collateral security shall be provided by SFHM and its Affiliates, and 50% thereof shall be provided by McKennan. McKennan and SFHM agree to execute guarantees, provide customary covenants, representations and warranties and to provide such financial statements as are required from time to time by parties providing loans or lease financing to the Company.

                  (c) Third, if loans as provided in (a) have been fully advanced for their intended purpose and loans as provided in (b) above are not available, the Board of Directors may through written notice require that the Members contribute additional capital to the Company pro rata according to their respective Membership Interests, provided however, a Member's maximum obligation for such additional Capital Contributions shall be limited to an additional amount equal to the Member's initial Capital Contribution pursuant to Section 3.1;

                  (d) Fourth, if additional funds are thereafter needed by the Company, SFHM or one of its Affiliates may, but shall not be required to, loan such funds to the Company at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Company's assets. Interest shall be paid monthly in arrears and principal shall be repaid according to a schedule to be agreed upon by the Company and SFHM or its Affiliate;

                  (e) Fifth, if additional funds are thereafter needed by the Company, the Board of Directors shall request additional Capital Contributions from the Members and each Member may elect whether or not to contribute its pro rata portion of such additional capital requirements as optional Capital Contributions. The other Members may elect to contribute optional Capital Contributions not contributed by any Member hereunder. Thereafter, the Board of Directors shall reasonably adjust the percentage Membership Interest of each Member (based on the aggregate of all Capital Contributions made by all of the Members in accordance with this Agreement) in the event any Member elected not to make optional Capital Contributions pursuant to this
         Section 3.5(e); and

                  (f) Sixth, if adequate funds have not been obtained or raised in accordance with (a) through (e) above (including, without limitation, taking into consideration funds made available by Members for amounts which are in excess of their obligations hereunder), then the Board of Directors may elect to dissolve the Company provided, however, if any Members or any of their Affiliates (i) have any outstanding loans to the Company or are committed to provide such loans or (ii) are providing a guaranty or are committed to provide a guaranty for any indebtedness of the Company, then only those Members alone upon unanimous approval of such Members, upon at least fifteen (15) days prior written notice to the other Members, shall be entitled to so dissolve the Company due to the Company not having sufficient funds to meet its financial obligations or liabilities as they come due.

         SECTION 3.6       ENFORCEMENT OF COMMITMENTS.

         In the event any Member ("Delinquent Member") fails to make a mandatory Capital Contribution as provided in Section 3.1 or Section 3.5 or an optional Capital Contribution as agreed to by the Member under Section 3.5 (the "Commitment"), the Board of Directors shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to meet the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) business days of the giving of Notice, the Board of Directors may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the principal office of the Company is located or the state of the Delinquent Member's address as then reflected in the Agreement. Each Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The other Members may elect to contribute additional amounts equal to any amount of the Commitment not contributed by such Delinquent Member. The contributing Member shall be entitled at its election to treat the amounts contributed pursuant to this Section either as a Capital Contribution or as a loan from the contributing Member bearing interest at the Default Rate secured by the Delinquent Member's Interest in the Company. If the contributing Member elects to contribute such amount as a Capital Contribution, the percentage Membership Interests of the Members shall be adjusted proportionately. Until the contributing Member is fully repaid for such loan made as a result of the default by the Delinquent Member and only if the contributing Member agrees to accept repayment of such amount, the contributing Member shall be entitled to all distributions to which the Delinquent Member would have been entitled had such Commitment been fulfilled thereby. Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor. Notwithstanding anything herein to the contrary, the Directors designated by the non-delinquent Members may take all actions contemplated by this Section 3.6 without the consent of the Directors designated by the Delinquent Member.

         SECTION 3.7       MEMBER DOCUMENTATION.

         Prior to the execution of this Agreement, NCHI and any other Member (other than SFHM and McKennan) that are Entities (an "Investor Entity") shall have delivered to the Company copies of all documents, instruments and agreements related to the formation, ownership and governance of the Investor Entity and its owners ("the Investor Entity Documents"). None of the Investor Entity Documents will be altered or amended without the consent of the Board of Directors, which consent shall not be unreasonably withheld. Contemporaneously with the Investor Entity's admission as a Member of the Company, the members of the Investor Entity shall each execute an Addendum to Subscription Agreement under which, among other things, those individuals agree to be personally bound by the terms and conditions of Section 5.10 hereof. Additionally (unless such requirement is waived by the Board), the members of the Investor Entity shall also execute a Hospital Professional Services Agreement with the Company and a Right of First Refusal Agreement with an Affiliate of SFHM. No Person shall be admitted hereafter as a member of the Investor Entity unless such Person also executes such Addendum to Subscription Agreement, the Hospital Professional Services Agreement and the Right of First Refusal Agreement so that they are bound thereby to the same extent as are members of the Investor Entity as of the date hereof.

         SECTION 3.8.      RESERVED POWERS OF INITIAL MEMBERS.

         The following actions are the only actions which can be taken by the Members and shall require the unanimous consent of the Initial Members:

                  (a) Amendments to the Articles of Organization or the Operating Agreement of the Company;

                  (b) A merger, consolidation, liquidation, or similar reorganization or transfer of a substantial portion of the Company's assets;

                  (c) A sale, lease encumbrance or other transfer of all or substantially all of the Company's assets, except for encumbrances incurred in connection with financing provided to the Company;

                  (d)      Admission of new Members to the Company;

                  (e) Any amendment of the Company's Statement of Philosophy and Values and any action which is inconsistent with the Company's Statement of Philosophy and Values;

                  (f) Approval and authorization of disproportionate distributions or allocations of profits, losses or assets of the Company, except as specifically permitted elsewhere in this Operating Agreement;

                  (g) The name of the Hospital, provided that such name shall include in it the words "Heart Hospital" and the Members shall each be entitled to require that they be identified with the name as affiliates of the Hospital; and

                  (h) Any amendment to the Company's policy that the Company shall commit at least the lesser of 1.5% of its net income or $100,000.00 per year to support local causes and charities selected by the Board of Directors whose missions are consistent with those of the Company.

         SECTION 3.9.      APPOINTMENT OF BOARD OF DIRECTORS.

         The Initial Members shall appoint a Board of Directors as follows:

         (a)      SFHM shall appoint three (3) Directors;

         (b)      NCHI shall appoint three (3) Directors; and

         (c)      McKennan shall appoint three (3) Directors.

         A Member shall have the right, with or without cause, to remove, substitute or replace any Director which it appointed.

         SECTION 3.10      ADDITIONAL OBLIGATIONS OF MCKENNAN AND COMPANY.

         McKennan hereby further agrees as follows:

         (a) In the event that McKennan desires, subject to the terms hereof, to sell any material portion of its assets or 50% or more, in the aggregate, of its direct or indirect ownership, or, if another nonprofit Entity or its members or trustees become the members or trustees of McKennan and thereby gain control of McKennan, such assets or ownership may be sold, or control taken, only to or by a Person (the "McKennan Successor") that: (i) will not be in violation of Section 5.10 and (ii) first agrees in writing, prior to the closing of the transaction with the McKennan Successor, in form satisfactory to SFHM and NCHI, that such Person and its Affiliates (and its successors and assigns) will be bound by the terms and conditions of this Section 3.10 and
Section 5.10. Such agreement shall be for the express benefit of SFHM and NCHI. Additionally, if requested to do so by the Board of Directors (acting without the vote of Directors designated by McKennan), McKennan will require that the McKennan Successor also acquire McKennan's Membership Interest and assume and fulfill all of McKennan's liabilities and obligations hereunder. McKennan will make information reasonably available from time to time and shall execute reasonable agreements in order to implement the intent of this subsection 3.10;

         (b) If requested by McKennan, the Company and McKennan shall enter into a consulting services agreement on terms acceptable to them under which the Company will provide training to McKennan's employees involved in providing cardiac services to the extent permitted by Section 5.10(b) and other services agreed upon by the Company and McKennan. McKennan will provide fair market value compensation to the Company for such services;

         (c) The Company will satisfy initial hiring needs by hiring employees of McKennan, subject, however, to the Company's needs for such employees and to such employees' meeting the Company's job qualifications.

         SECTION 3.11      OBLIGATIONS RELATING TO REAL PROPERTY.

         The Company intends to lease or purchase a portion of approximately 53 acres of real property located near 69th and Louise in Sioux Falls (the "Development") subject to the following:

         (a) The agreement by the developer thereof to lease or sell sufficient land on which to develop the Hospital for a purchase price or rent equal to the fair market value thereof as determined by a qualified independent real estate appraiser acceptable to McKennan, SFHM, NCHI and the developer;

         (b) The developer shall record a restriction acceptable to the developer, McKennan, NCHI and SFHM prohibiting any Person from using any part of the Development for a purpose which, if conducted by a Member would violate
Section 5.10 hereof;

         (c) The agreement will contain other commercially reasonable terms and conditions, including without limitation, terms obligating the developer to execute commercially reasonable documents required by third parties providing financing to the Company which will require among other things, a first priority lien on the Company's interest in the Property.

                                   ARTICLE IV

                         NAMES AND ADDRESSES OF MEMBERS

         The names and addresses of the Members are as indicated on the Information Exhibit, attached hereto which may be amended by the Board of Directors from time to time.

                                    ARTICLE V

                            MANAGEMENT OF THE COMPANY

         SECTION 5.1       GENERAL AUTHORITY AND POWERS OF THE BOARD OF
                           DIRECTORS.

         Except as set forth in those provisions of this Agreement that specifically require the vote, consent, approval or ratification of the Members, the Board of Directors shall have complete authority and exclusive control over the management of the business and affairs of the Company. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all Material Agreements and Material Decisions with respect to the business and affairs of the Company shall be approved or made by the Board of Directors in accordance with Section 5.14 hereof. No Member has the actual or apparent authority to cause the Company to become bound in any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the Company. No Director shall cause the Company to become bound to any contract, agreement or obligation, and no Director shall take any other action on behalf of the Company, unless such matter has received the vote, consent, approval or ratification as required pursuant to this Agreement with respect to such matter or except as provided below with respect to the authority and actions of SFHM.

         The day-to-day management of the business and affairs of the Company shall be the responsibility of SFHM pursuant to the terms of the Management Agreement, which management shall be subject to decisions, guidelines and policies made or established by the Board of Directors hereunder, provided, however, decisions relating to medical and clinical practice at the Hospital shall be made exclusively by the qualified medical personnel of the Hospital under the direction of a member of the Hospital's medical staff.

         SECTION 5.2       RESTRICTIONS ON AUTHORITY OF THE BOARD OF DIRECTORS.

         The Board of Directors shall not do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Company;

                  (c)      Commingle the Company funds with those of any other
         Person;

                  (d) Admit an additional Member without the approval of the Initial Members or except as otherwise provided in this Agreement.

                  (e) Alter the primary purposes of the Company as set forth in Section 2.3;

                  (f) Possess any property or assign the rights of the Company in specific property for other than a Company purpose;

                  (g) Employ, or permit the employ of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;

                  (h) Make any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services; or

                  (i) Sell all or substantially all of the assets of the Company or merge the Company with or into any other Entity without the approval of the Initial Members;

         SECTION 5.3       DUTIES OF THE BOARD OF DIRECTORS.

         The Board of Directors shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company, however, the individual Directors shall not be required to devote their full time to such duties;

                  (b) Use its best efforts to cause the Company to comply with such conditions as may be required from time to time to permit the Company to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation;

                  (c) File and publish all certificates, statements, or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

                  (d) Use their commercially reasonable best efforts to cause the Company to obtain and keep in force during the term of the Company fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts as the Board of Directors shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Company's;

                  (e) Have a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides the Board of Directors to employ such funds or assets in any manner except for the benefit of the Company.

         SECTION 5.4       DELEGATION BY THE BOARD OF DIRECTORS.

         Subject to restrictions otherwise provided herein, the Board of Directors may at any time employ any other Person, including Persons and Entities employed by, affiliated with, or related to any Director or any Member to perform services for the Company and its business, and may delegate all or part of their authority or control to any such other Persons, provided that such employment or delegation shall not relieve the Board of Directors of its responsibilities and obligations under this Agreement or under the laws of the State of North Carolina nor will it make any such Person a Member of the Company.

         SECTION 5.5       RIGHT TO RELY UPON THE AUTHORITY OF THE MANAGER.

         Persons dealing with the Company may rely upon the representation of the Manager that such Manager is the manager of the Company and that such Manager has the authority to make any commitment or undertaking on behalf of the Company. No Person dealing with the Manager shall be required to determine its authority to make any such commitment or undertaking. In addition, no purchaser from the Company shall be required to determine the sole and exclusive authority of the Manager to sign and deliver on behalf of the Company any instruments of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Company affecting the same.

                           SECTION 5.6 COMPANY EXPENSES; PURCHASE OF GOODS AND SERVICES FROM MEMBERS.

                  (a) In general, the Company's expenses shall be billed directly to and paid by the Company. The Company shall reimburse SFHM and its Affiliates for (i) the Organization Expenses listed on Schedule 5.6; (ii) the actual costs to the Manager or its Affiliates of goods, services, and materials used for and by the Company; and (iii) all reasonable travel expenses incurred after the date of this Agreement and other out-of-pocket expenses incurred by Manager and the Directors in the development and management of the Company and its business. The reimbursement for expenses provided for in this Section 5.6(a) shall be made to SFHM and the Directors or their Affiliates regardless of whether any distributions are made to the Members under Article VI and
         Article VII.

                  Goods and services may be purchased from Members or their Affiliates as long as they are of a substantially the same quality and price as could be obtained from an unrelated third party. It is intended that SFHM and its Affiliates shall have the first opportunity to provide information and accounting and human resource services to be purchased by the Company and that McKennan shall have the first opportunity to provide other support services to be purchased by the Company which McKennan is qualified to provide. Any such purchase of goods and services by the Company from Members is further subject to the following:

                           (x)      Other than for reimbursement for
                  out-of-pocket travel costs and expenses (airfare, lodging and other similar expenses), the Company shall not be charged for the time of senior management of MedCath and of its Hospital Division;

                           (y) To the extent that the Company is purchasing services from SFHM or its Affiliates, reimbursement shall include the expenses for each full-time equivalent, or a portion thereof, assigned directly to the business of the Hospital even though such person may be employed outside of the Sioux Falls area;

                           (z) The actual costs of the information system (hardware and software) incurred by SFHM or its Affiliates for the direct benefit of the Company shall be reimbursed by the Company.

                  (b) The Company shall also pay the following expenses of the Company anticipated to be incurred by the Company in the course of the development, construction and operation of the Hospital:

                           (i) All development and operational expenses of the Company, which may include, but are not limited to: expenses as set forth in Section 5.14, the salary and related expenses of employees and staff of the Hospital, all costs of borrowed money, taxes, and assessments on the Hospital, and other taxes applicable to the Company; expenses in connection with the acquisition, maintenance, leasing, refinancing, operation, and disposition of the Equipment, furniture and fixtures of the Hospital (including legal, accounting, audit, commissions, engineering, appraisal, and the other fees); and the maintenance of the Hospital and its equipment, which may be performed by SFHM or one of its Affiliates as long as the charges to the Company for such service are no greater than the charges for such service from a third party service provider;

                           (ii) In addition to reimbursements and other amounts due hereunder, an Operating and Licensing Fee shall be paid to SFHM pursuant to the Management Agreement;

                           (iii) A medical director's fee in an amount approved by the Board of Directors to be paid to the medical director of the Hospital pursuant to the Medical Director Agreement; and

                           (iv) All fees and expenses paid to third parties for accounting, legal, documentation, professional, and reporting services to the Company, which may include, but are not limited to: preparation and documentation of Company bookkeeping, accounting and audits; preparation and documentation of budgets, cash flow projections, and working capital requirements; preparation and documentation of Company state and federal tax returns; and taxes incurred in connection with the issuance, distribution, transfer, registration, and recordation of documents evidencing ownership of a Membership Interest in the Company or in connection with the business of the Company; expenses in connection with preparing and mailing reports required to be furnished to the Members for tax reporting or other purposes, including reports, if any, that may be required to be filed with any federal or state regulatory agencies, or expenses associated with furnishing reports to Members which the Board of Directors deems to be in the best interest of the Company; expenses of revising, amending, converting, modifying, or terminating the Company or this Agreement; costs incurred in connection with any litigation in which the Company is involved as well as any examination, investigation, or other proceedings conducted by any regulatory agency involving the Company; costs of any computer equipment or services used for or by the Company; and the costs of preparing and disseminating informational material and documentation relating to a potential sale, refinancing, or other disposition of the Hospital or the Equipment.

                           (v) An annual guaranty fee shall be payable to SFHM or one of its Affiliates and McKennan in the event that SFHM or one of its Affiliates and McKennan guarantee (and such guarantees have been approved by the applicable third-party lenders) any financing, lease, or other obligation or liability of the Company as set forth in Section 3.5(b), equal to a total of one and one-quarter (1 1/4%) percent per annum of the amount so guaranteed from time to time by SFHM or one of its Affiliates and McKennan multiplied by the aggregate percentage Membership Interest in the Company owned by the Members other than SFHM and McKennan (the "Guarantee Fee"). Said fee shall be payable by the Company in monthly installments each year during which any such guarantee of SFHM or one of its Affiliates and McKennan remains in effect and shall be paid one-half (1/2) to SFHM and one-half (1/2) to McKennan. No such fee shall be paid unless any such guaranty is currently effective and the dollar amount of such fee shall accordingly decline as the amount of any liability required to be guaranteed declines. In the event that McKennan withdraws as a Member in accordance with the terms and conditions of
                  Section 8.7, then the entire Guarantee Fee shall thereafter be paid only to SFHM and its Affiliates. Further, in the event that McKennan is released from its obligations and liabilities with respect to any guarantee of any indebtedness of the Company in accordance with the terms and conditions of Section 12.11(b), then thereafter the entire Guarantee Fee shall be paid solely to SFHM and its Affiliates.

         SECTION 5.7       NO MANAGEMENT BY MEMBERS.

         The Members shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Company's business and operations and shall have no right or authority to act for or bind the Company except as set forth in this Agreement. The rights and powers of such Members shall not extend beyond those set forth in this Agreement and those granted under the Articles of Organization and any attempt to participate in the control of the Company in a manner contrary to the rights and powers granted herein and under the Articles of Organization shall be null and void and without force and effect. Subject to the decisions and judgment with respect to all professional medical or clinical matters of qualified medical personnel, the Board of Directors shall have the right to determine when and how the operations of the Company shall be conducted. The exercise by any other Member of any of the rights granted to the Members hereunder shall not be deemed to be taking part in the control of the business of the Company and shall not constitute a violation of this Section.

                           SECTION 5.8 CONSENT BY MEMBERS TO EXERCISE OF CERTAIN RIGHTS AND POWERS BY BOARD OF DIRECTORS.

         By its execution hereof, each Member expressly consents to the exercise by the Board of Directors of the rights, powers, and authority conferred on the Board of Directors by this Agreement.

         SECTION 5.9.      MEETINGS, QUORUM AND VOTE OF THE BOARD OF DIRECTORS.

                  (a) The Board of Directors shall meet at least quarterly. Notice of any meeting, regular or special, shall be delivered to each Director personally, by telephone, by electronic mail, by facsimile transmission or in writing at least five business days before the meeting.

                  (b) An emergency meeting of the Board of Directors may be called by the Director upon shorter notice. Action taken at the emergency meeting shall be valid so long as the meeting is attended by at least two Board members who are representatives of each Initial Member and the action is approved in accordance with (e) below.

                  (c) The Board of Directors shall elect one of its members to preside over the meetings as the Chairperson and one of its members, as the Secretary, to oversee the preparation and delivery of meeting notices and the preparation of minutes of the meetings of the Board of Directors and Members.

                  (d) A quorum of the Board of Directors shall be necessary for to conduct business at any meeting. A quorum shall consist of six
         (6) Directors and must include two Directors designated by each Initial Member. A Director may attend a meeting by telephone or other electronic means and be considered present for purposes of a quorum so long as the telephone or other connection allows each Director to hear and be heard by all other Directors.

                  (e) Except as provided in Section 5.14 or as otherwise expressly provided in this Agreement, any action taken by the Board of Directors shall require the affirmative vote of at least two (2) Directors appointed by each Initial Member.

                  (f) Any action which is required to be or may be taken at a meeting of the Board of Directors may be taken without a meeting if consent in writing, either collectively or in counterparts, setting forth the action so taken, is signed by the number of Directors required for approval as set forth in (e) above.

                  (g) Attendance at a meeting of the Board of Directors constitutes waiver of any objection to the Notice of the meeting.

         SECTION 5.10      OTHER BUSINESS OF MEMBERS.

                  (a) Subject to the terms and conditions of (b) below, any Member may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b) Except as otherwise expressly provided herein, as long as any Member owns a Membership Interest in the Company, and for a period of three (3) years after a Member ceases for any reason to own a Membership Interest in the Company, neither a Member nor any of its respective Affiliates, shall hold, directly or indirectly, an investment, ownership or other beneficial interest in (x) any hospital, or (y) any other Entity (including a sole proprietorship) which provides any of the following services or facilities (collective "CV Services and Facilities"): cardiac catheterization, angioplasty, peripheral angioplasty, atherectomy, stenting and PTCA or other cardiovascular surgical procedures or services, in any case within a one hundred fifty (150) mile radius of the Hospital (the "Territory"); provided, however, the restriction set forth above shall be subject to the following exceptions:

                           (i) No Member or Affiliate of a Member who is a physician shall be prohibited from maintaining his or her staff privileges and admitting and treating patients at any other hospital and from billing and receiving professional fees payable as a result of his or her professional medical services provided directly to patients;

                           (ii) Nothing herein shall prohibit a Member or Affiliate of a Member from owning up to three percent (3%) of the outstanding capital stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund or making other investments with the prior written approval of the Board of Directors;

                           (iii) Affiliates of NCHI may provide diagnostic catheterization services at the 69th Street and Louise Development or in lieu thereof, at its primary offices (located outside of a hospital) and may own an interest in an outpatient surgical hospital to be located in the Development as long as no other CV Services and Facilities are included or provided therein;

                           (iv) Any Member which owns or operates a hospital as of the date hereof, directly or through an Affiliate, within the Territory at the time of the formation of the Company may continue to provide at the location of its existing hospital diagnostic catheterization or such other cardiac services as are necessary to provide emergency care within the standard of the community or to stabilize the medical condition of its patients in preparation for transfer to another facility for treatment of the cardiac condition,

                           (v) SFHM or its Affiliates may maintain its interest in the catheterization laboratory located in Dakota Dunes, South Dakota and may separately operate a mobile catheterization laboratory within the Territory, but only if either SFHM or an Affiliate thereof is providing such service pursuant to a lease of six (6) months or less to a provider who is already providing cath lab services and if the Board of Directors has elected not to have such service provided by the Company;

                           (vi) For Affiliates of McKennan (but not McKennan itself) which own hospitals as of the date hereof, the "Territory" shall be limited to the area within a fifty (50) mile radius of the Hospital;

                           (vii) Each Member and their Affiliates may own interests in other services and facilities providing diagnostic services of any type or nature in the area which is outside of the fifty (50) mile radius of the Hospital, it being acknowledged however that this exception shall not permit Members and their Affiliates to own interests in any Entity or facility providing therapeutic cardiology or cardiovascular services within the remainder of the Territory.

                  (c) In order to ensure that the Hospital has available to it at all times leading and qualified cardiologists and cardiovascular surgeons, as of the date hereof the Company is entering into the Hospital Professional Services Agreement (the "Professional Service Agreement") with North Central Heart Institute, P.C. (the "Practice"), which Agreement includes in paragraph 7 thereof certain covenants by the Practice and its physicians which are designed to ensure that such physicians will be available to the Hospital from time to time in order to enable it to meet its objectives of being a quality provider of cardiology and cardiovascular services on cost efficient basis. The parties acknowledge and agree that the Practice's execution of the Professional Service Agreement is further consideration for the execution by the Members of this Agreement.

                  (d) The Company shall not permit the Hospital to provide services and procedures which are generally performed by physicians other than (x) those typically performed from time to time by cardiologists, cardiothoracic surgeons and vascular surgeons and (y) other services and procedures of any type or nature required by a patient of the Hospital first admitted for the types of services or procedures identified in (x) above;

                  (e) The Members have reviewed the term and geographical restrictions included in Section 5.10(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (f) If there is a breach or threatened breach of the provisions of this Section 5.10 of this Agreement, in addition to other remedies at law or equity, the non-breaching parties shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Section 5.10 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of this Section 5.10. Should any such paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, a court with applicable authority is hereby authorized to "blue pencil" or modify this Section, the balance of this Section 5.10 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 5.10 shall be deemed to have been deleted from this Agreement.

                  (g) The Company, the Board of Directors and the Members agree that the benefits to any Member hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by the Company to patients of such Member or any physician owner or Affiliate of such Member or any physician owner or Affiliate of such Member in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by the Company and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

                  (h) If a Member is a legal entity and not an individual, such Member shall cause each of its existing and future Affiliates to agree in writing to be personally bound by the terms of this Section 5.10.

         SECTION 5.11      BOARD OF DIRECTORS' STANDARD OF CARE.

         Each Director shall act in a manner he or she believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. In discharging its duties, each Director shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any of its other Directors, Members, or agents, or by any other Person as to matters each Director reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, income or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         Notwithstanding anything herein to the contrary, a Director or Member shall have the right to vote or approve Company matters in accordance with the terms of this Agreement regardless of the personal interest of any Member or Director in the outcome of any vote, decision or matter.

         SECTION 5.12      LIMITATION OF LIABILITY.

         A Director shall not be liable to the Company or its Members for any action taken in managing the business or affairs of the Company if it performs the duty of its office in compliance with the standard contained in Section
5.11. No Director has guaranteed nor shall have any obligation with respect to the return of a Member's Capital Contribution or share of income from the operation of the Company. Furthermore, no Director, its Affiliates or its employees (collectively, its "Agents") shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which such Director or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

         SECTION 5.13      INDEMNIFICATION OF THE DIRECTORS.

                  (a) Each Director and its Agents shall be indemnified by the Company against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by such Director arising out of any action or inaction of the Director and its Agents in its capacity as a Director of the Company to the fullest extent allowed by law, provided that the same were not the result of gross negligence or willful misconduct on the part of the Director or an Agent and provided that the Director or an Agent, in good faith, reasonably determined that such course of conduct was in the best interest of the Company; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Company assets. Subject to applicable law, the Company shall advance expenses incurred with respect to matters for which a Director may be indemnified hereunder.

                  (b) If at any time, the Company has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article VI or Article VII hereof, to the Members.

         SECTION 5.14      CERTAIN DECISIONS OF THE BOARD OF DIRECTORS.

                  (a) As long as SFHM and/or its Affiliates and/or McKennan are (i) providing a guaranty or are committed to provide a guaranty for any indebtedness of the Company, and/or (ii) have any outstanding loans to the Company or are committed to provide such loans, then notwithstanding anything in this Agreement to the contrary, all decisions and actions to be made by the Board of Directors with respect to any loan, lease or other similar financing of the development, construction or operation of the Hospital or the

         Company's affairs (all of which shall be on fair market value terms and conditions), including without limitation the decisions with respect to incurring any indebtedness or the refinancing thereof, shall be made by the Directors designated by SFHM and McKennan and shall be subject to the consent of at least one of the Directors appointed by NCHI, which consent shall not be unreasonably withheld; provided, the application of the Company's funds toward the repayment of all or a portion of any financing of the Company provided by third party lenders in excess of amounts then required to be paid (i.e., voluntary prepayments) shall be made only with the consent of the Board of Directors.

                  (b) The Board of Directors shall be deemed to have specifically approved all expenditures proposed by SFHM under the Management Agreement that are substantially consistent with the Development Budget Exhibit or an approved operating budget when funded from additional Capital Contributions made to the Company by the Members pursuant to Section 3.5 above.

                  (c) The development and annual operating budgets to be proposed by SFHM under the Management Agreement shall be approved by the Board of Directors as provided above subject to the following:

                           (i) The Board of Directors shall be deemed to have approved a development budget which is substantially consistent with the attached Development Budget Exhibit to this Agreement;

                           (ii) No Director shall unreasonably withhold its approval of budgets which are within the reasonable revenue expectations of the Hospital and which are in compliance (both as to terms and availability of financing) with agreements with the Company's lenders and other parties providing financing to the Company; and

                           (iii) In the event that the Board of Directors are unable to approve an annual budget, SFHM shall be authorized to operate the Company pursuant to the Management Agreement under the previous year's budget increased by the greater of 5% or the increase during the previous year in the Consumer Price Index for Medical Items until a new budget is approved.

         SECTION 5.15      MANAGED CARE.

         The Initial Members shall negotiate in good faith with each other regarding theirs and the Hospital's joint participation in managed care plans, including without limitation, plans sponsored by McKennan, McKennan or its Affiliates, including without limitation, Avera Health Plans, Inc., all of which shall be on terms and conditions acceptable to the Initial Members.

                                   ARTICLE VI

                          DISTRIBUTIONS AND ALLOCATIONS

                           SECTION 6.1 DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS AND CASH FROM SALES OR REFINANCING.

         Prior to the dissolution of the Company, and subject to the terms and conditions to which the Company is bound with respect to its lenders ("Loan Conditions"), Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any amounts currently due with respect to loans made by the Members to the Company shall be distributed as Cash Distributions according to the relative percentage Membership Interests of the Members at such times as the Board of Directors deems appropriate. Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act or any other applicable law.

         The Board of Directors shall, to extent permitted by the Loan Conditions and subject to the availability of Cash Flow from Operations, distribute cash annually pro rata to Members in an amount which is sufficient to enable them to pay income taxes which arise from Profits of the Company. Such distributions shall assume for all Members the highest combined federal and state tax rates applicable to any Member with respect to his or its Profits from the Company.

         SECTION 6.2       PROFITS.

         Except as provided in the Regulatory Allocations Exhibit, Profits shall be allocated as follows:

         (a) First, to the Members who have been allocated Losses pursuant to Subsection 6.3(a) below until the cumulative Profits allocated pursuant to this Subsection 6.2(a) equal the cumulative prior allocations of Losses under that Subsection.

         (b) Next, to the Members who have been allocated Losses pursuant to Subsection 6.3(b) below until the cumulative Profits allocated pursuant to this Subsection 6.2(b) equal the cumulative prior allocations of Losses under that Subsection.

         (c) All remaining Profits shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 6.3       LOSSES.

         Except as provided in the Regulatory Allocations Exhibit, Losses shall be allocated as follows:

         (a) First, Losses shall be allocated to the Members with positive Adjusted Capital Account balances in proportion to those balances.

         (b) All remaining Losses shall be allocated to the Members in accordance with their percentage Membership Interests.

         SECTION 6.4       CODE SECTION 704(C) TAX ALLOCATIONS.

         Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         In the event the Agreed Value of any Company asset is adjusted after its contribution to the Company, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         Any elections or other decisions relating to allocations under this Section shall be determined by the Board of Directors. Absent a determination by the Board of Directors, the remedial allocation method under Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         SECTION 6.5       MISCELLANEOUS.

         (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code Section 706 and the Regulations thereunder.

         (b) Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

         (c) Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Company in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to report its distributive share of Company items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Company. Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

                                   ARTICLE VII

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 7.1       NO TERMINATION BY CERTAIN ACTS OF MEMBER.

         Neither the transfer of interest, withdrawal from the Company, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Member shall result in the termination or dissolution of the Company or affect its continuance in any manner whatsoever.

         SECTION 7.2       DISSOLUTION.

         The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a) The election to dissolve the Company in accordance with the terms of Section 3.5(f) hereof;

                  (b) The expiration of the term of the Company as provided in Section 2.5 hereof;

                  (c)      The adjudication of bankruptcy of the Company;

                  (d)      Upon the written consent of the Initial Members;

                  (e)      In accordance with Section 12.11 hereof; and

                  (f) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act.

         SECTION 7.3       DISSOLUTION AND FINAL LIQUIDATION.

                  (a) Upon any dissolution of the Company, the Company shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by the Manager or if for any reason there is no Manager, or by another Person designated by the Board of Directors. In winding up the Company and liquidating assets, the Manager, or other Person so designated for such purpose, may arrange, either directly or through others, for the collection and disbursement to the Members of any future receipts from the Hospital or other sums to which the Company may be entitled, and shall sell the Company's interest in the Hospital and the Equipment to any Person, including any Member or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof, as such fair market value is approved by the Members.

                  (b) Upon any such dissolution and liquidation of the Company, the net assets, if any, of the Company available for distribution, including any cash proceeds from the liquidation of Company assets, shall be applied and distributed in the following manner or order, to the extent available:

                           (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Company (other than the Members or their Affiliates) and the expenses of liquidation;

                           (ii) To the payment of all debts and liabilities (including interest) owed to the Members or their Affiliates as creditors; and

                           (iii) The balance to the Members with positive Capital Account balances after taking into account all other adjustments during the Fiscal Year in which liquidation occurs.

                  (c) The Members shall look solely to the assets, if any, of the Company for any return of their Capital Contributions and, if the assets of the Company remaining after payment or discharge of the Company's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Member shall have any right of recourse against the Directors or other Members or to charge the Board of Directors or other Members for any amounts except as provided herein and except to the extent otherwise provided by the Act and/or North Carolina law.

                  (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

                  (e) The Capital Accounts of the Members, as adjusted, shall be utilized by the Company for the purpose of making distributions to those Members with positive balances in their respective Capital Accounts pursuant to Section 7.3(b). In making such distributions, the Board of Directors or the Person winding up the affairs of the Company shall distribute all funds available for distribution to the Members (after establishing any reserves that the Board of Directors deems or the Person winding up the affairs of the Company deems reasonably necessary pursuant to Section 7.3(b)) prior to the later of (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Company, or (b) ninety (90) days after the occurrence of such event. The Board of Directors in its sole discretion, or the Person winding up the affairs of the Company, in its discretion, may elect to have the Company retain any installment obligations owed to the Company until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the Board of

         Directors or the Person winding up the affairs of the Company to add to such reserves are distributed as soon as practicable in accordance with the provisions of Section 7.3(b) as modified by this Section.

         SECTION 7.4       TERMINATION.

         Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Company assets, the Company shall terminate.

         SECTION 7.5       PAYMENT IN CASH.

         Any payments made to any Member pursuant to this Article VII shall be made only in cash unless otherwise approved by the Board.

         SECTION 7.6       TERMINATION OF NONCOMPETITION COVENANTS.

         Members shall have no continuing liability or obligation under Section 5.10(b) after the second anniversary of the dissolution of the Company; provided that if either (a) as a result of a material default thereunder by SFHM, the Management Services Agreement has been finally terminated after full compliance with the terms thereof or (b) the Company has been dissolved and terminated in accordance with Section 7.2(b) or (e) only, then no Member shall have any obligation arising under Section 5.10 after the dissolution and termination of the Company. Additionally, if the Company has been dissolved and terminated in accordance with Section 7.2(a) then during the two (2) year period thereafter, NCHI and its Affiliates may, directly or indirectly, invest in or own an interest in a hospital located within a one hundred fifty (150) mile radius of the location of the Hospital, which hospital provides or includes CV Services and Facilities, only if each of SFHM and McKennan are provided with the same opportunity to own or invest therein which shall require that they be entitled to own the same percentage interest therein for the same pro rata cost and for the same duration as NCHI except that they shall not be obligated to provide professional medical services.

                                  ARTICLE VIII

                REMOVAL OR WITHDRAWAL OF MANAGERS AND MEMBERS AND
            TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS

         SECTION 8.1       MEMBERS - RESTRICTION ON TRANSFER.

         (a) Except as otherwise set forth in this Section or in this Agreement, no Membership Interest or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Company for any purpose, unless such Membership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by any federal or state securities regulatory authority or law and with the consent of the Board of Directors. In no event, however, shall a Member transfer or sell all or any of its Membership Interest to any party which, if a Member, would be in violation of Section 5.10 hereof.

         (b) Except as otherwise set forth in this Section or in this Agreement, a Member may transfer, sell or assign its entire Membership Interest only if it has received the approval of the Board of Directors. Subject to the foregoing: (i) the Company first for a period of fifteen (15) days, and thereafter the other Members for a period of fifteen (15) days shall have the right, but not the obligation, to purchase all, but not less than all, of the Membership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in writing in a bona fide offer made for the Interests by a third-party (the "Right of First Refusal"), and (ii) there shall have been filed with the Company a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Company in writing that it meets the investor suitability standards established by the appropriate state of residence, or, in the absence thereof, the investor suitability standards established by the Company. The Board of Directors shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, including obtaining an opinion of counsel to that effect. Any Member that assigns all its Membership Interest shall cease to be a Member of the Company. Any Membership Interests acquired by the Company pursuant to
Section 8.1 shall, subject to applicable law, be re-offered by the Company to suitable investors.

         (c) Subject to (d) below, any dissolution, liquidation, merger (unless Members or their Affiliates existing prior to such merger own at least fifty-one percent (51%) of the surviving entity after the merger or unless both parties to such merger are majority owned by parties who are Members or their Affiliates prior to such merger) or sale of a Member which is an Entity (a sale shall include a transfer of fifty percent (50%) or more of its ownership interests or of substantially all of its assets or any other transaction or series of related transactions intended to accomplish, in substance, a sale of such Entity), which event shall not occur, subject to (d) below, without the written consent of the other Board of Directors, shall constitute an offer by such Member to sell such Member's Interest to the Company and the other Members pursuant to Section 8.6 for a purchase price equal to five (5) multiplied by the net income (as reasonably determined by the Company's accountants) of the Company for the twelve (12) month period ending as of the calendar quarter most recently ended prior to such event multiplied by the percentage Membership Interest of such Member in the Company (the "Formula Purchase Price"). Any transaction which invokes or gives rise to MedCath Physician Management, Inc.'s right of first refusal with respect to North Central Heart Institute, P.C. under the Right of First Refusal Agreement between such parties also shall be deemed to be a sale of NCHI for purposes of this Section 8.1(c).

         (d) Notwithstanding anything herein to the contrary, SFHM may assign its Membership Interest in the Company and its rights to designate Directors hereunder (x) to any party who purchases 51% or more of MedCath Holdings, Inc.'s, MedCath Incorporated's and their subsidiaries' assets or capital stock if such purchaser (in the case of an asset sale) assumes in writing the obligations of SFHM hereunder or (y) to a party under control of, common control, or which controls, SFHM. SFHM may also assign its Membership Interest in the Company and its right to designate Directors to a financial institution as collateral security for repayment of indebtedness for borrowed funds by MedCath Incorporated or its Affiliates.

         SECTION 8.2       CONDITION PRECEDENT TO TRANSFER OF MEMBERSHIP
                           INTEREST.

         Notwithstanding anything herein to the contrary, no transfer of Membership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the Company will not be classified as a partnership for federal income tax purposes; and (c) if when taken together with other prior transfers, results in a "termination" of the Company for federal income tax purposes. The Company may require, as a condition precedent to transfer of Membership Interest, delivery to the Company, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Company that the transfer will not violate any of the foregoing restrictions.

         SECTION 8.3       SUBSTITUTE MEMBER - CONDITIONS TO FULFILL.

         No assignee of a Member's Membership Interest in the Company shall have the right to become a Substitute Member in place of its assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

                  (a)      The Company has waived its right pursuant to Section
         8.1 to purchase the Membership Interest held by the assignee;

                  (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Company sets forth that the assignee becomes a Substitute Member in place of the assignor;

                  (c) The assignor and assignee execute and acknowledge such other instruments as the Board of Directors may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (d) The payment by the assignee of all costs to the Company associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         SECTION 8.4       ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE.

         Upon the transfer of a Membership Interest, all items of income, gain, loss, deduction and credit attributable to the Membership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If the Board of Directors, in its sole discretion, deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Company that the Membership Interest so transferred was held by the transferor and transferee, without regard to the results of Company activities during the period in which each was the holder, or in such other manner as the Board of Directors deems necessary to comply with federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Membership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, the Company shall be entitled to treat the assignor of any assigned Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor in reliance on the Company records as they exist until such time as the written assignment has been received by, and recorded on the books of the Company. For purposes of this Article VIII, the effective date of an assignment of any Membership Interest shall be the last day of the month specified in the written instrument of assignment.

         SECTION 8.5       RIGHTS, LIABILITIES OF, AND RESTRICTIONS ON ASSIGNEE.

         No assignee of a Membership Interest shall have the right to participate in the Company, inspect the books of account of the Company or exercise any other right of a Member unless and until admitted as a Substitute Member. Notwithstanding the failure or refusal to admit an assignee as a Substitute Member, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Company shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Company's tax returns shall be prepared to reflect the interests of assignees as well as Members.

         SECTION 8.6       REPURCHASE OF INTERESTS IN CERTAIN EVENT.

                  (a) In the discretion of the Board of Directors, the Company may, but is not obligated to, repurchase a Member's Membership Interest upon such Member's breach of the Member's obligations contained in Article III, Sections 5.10, 8.1, and 12.11 of this Agreement.

                  (b) Each Member agrees to sell its Membership Interest to the Company in the event the Company elects to exercise the right of repurchase granted under Section 8.6(a) and the purchase price shall be the lower of (x) the Capital Contributions of the Member less all amounts distributed to such Member by the Company, and (y) the Formula Purchase Price.

                  (c) The Directors designated by the Member whose activities give rise to the event set forth in Section 8.6(a) shall not have a vote hereunder and the other Directors shall make all decisions under this Section 8.6 with respect to such activities.

         SECTION 8.7       WITHDRAWAL BY MCKENNAN.

         Notwithstanding anything herein to the contrary, if at any time following the fifth (5th) anniversary of the date the Hospital first accepts a patient and has been certified for Medicare reimbursement, the Board of Trustees of McKennan determines that its involvement in the Hospital materially interferes with McKennan's strategic mission, then upon ninety (90) days prior written notice, McKennan may elect to withdraw as a Member in accordance with the following terms and conditions:

                  (a) NCHI and SFHM shall purchase McKennan's Membership Interest, half by NCHI and half by SFHM, based upon a purchase price equal to the total of all Capital Contributions made by McKennan prior to its withdrawal hereunder less the amount of all distributions of cash paid to McKennan through and including such date, which purchase price shall be paid twenty-five percent (25%) upon such withdrawal and the remainder in equal annual installments on the following three (3) anniversaries of such date which amounts shall bear interest at the Prime Rate; provided that if such payment schedule will violate any obligation of the Company to its lenders, then such payment schedule shall be revised so that it does not place the Company in violation of such obligation;

                  (b) McKennan shall have no further liability or obligation under Section 5.10(b) hereof;

                  (c) McKennan shall not be entitled to use for its own benefit or for the benefit of any other Person any information of or about the Company or the Hospital which the Company reasonably determines to be confidential or proprietary;

                  (d) The Board of Directors thereafter shall be reduced in size by the number of Directors previously designated hereunder by McKennan; and

                  (e) SFHM and its Affiliates shall use their reasonable best efforts in order to have McKennan released from liabilities and obligations which it incurred on behalf of the Company in accordance with the terms of this Agreement, including without limitation, any guarantees, in which event the entire Guarantee Fee shall thereafter be paid only to SFHM and its Affiliates.

         SECTION 8.8       DEATH OF A MEMBER.

         Heirs of Members who are individuals shall be entitled to inherit the Membership Interests of a deceased Member, provided that upon a Member's death (or the death of an individual that owns a Member other than any Initial Member) such interests shall be automatically converted to an Economic Interest only in the Company until such heir agrees in writing to all of the terms and conditions of this Agreement and such other reasonable terms as may be established by the Board, in which event such interest shall again become a Membership Interest in the Company. Notwithstanding the previous sentence, within one hundred twenty
(120) days of the Company first learning of the death of an individual or of an individual that owns a Member (other than the Initial Members), the Company shall have the option to purchase the Membership Interest owned by such deceased Member directly or through an Entity, and the estate of the deceased individual shall be obligated to sell such Membership Interest to the Company, in accordance with the terms of this Section 8.8. The

Company may exercise its option by giving written notice thereof to the estate of the deceased individual, or the appropriate representative thereof, within such one hundred twenty (120) day period. The purchase price for such Membership Interest shall equal the Formula Purchase Price. The purchase price shall be paid in three (3) equal annual installments, the first third of which shall be paid upon the determination of the purchase price and the remaining two (2) installments of which shall be paid on the first and second anniversary of such date. The outstanding amounts due from the Company to the estate of the deceased individual shall bear interest at Prime Rate as of the date of such individual's death. Accrued interest shall be paid as of the dates payments of principal are due as provided above.

                                   ARTICLE IX

                        RECORDS, ACCOUNTINGS AND REPORTS

         SECTION 9.1       BOOKS OF ACCOUNT.

         At all times during the continuance of the Company, the Board of Directors shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, income and losses, and all other records necessary for recording the Company's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         SECTION 9.2       ACCESS TO RECORDS.

         The books of account and all documents and other writings of the Company, including the Articles of Organization and any amendments thereto, shall at all times be kept and maintained at the principal office of the Company or elsewhere as decided by the Board of Directors. Each Member or its designated representatives shall, upon reasonable notice to the Company, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them. Each Member shall be responsible to ensure that the Member and its Affiliates keep all information of the Company and the Hospital confidential and that it not be used in any manner which would be adverse to the best interests of the Company and the Hospital. Without limitation of the foregoing, it is acknowledged and agreed that information regarding the operation of the Hospital may be used by the Members in order to enable them to participate in managed care programs with the Hospital.

         SECTION 9.3       BANK ACCOUNTS AND INVESTMENT OF FUNDS.

                  (a) SFHM, under the Management Agreement, shall open and maintain, on behalf of the Company, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals from such accounts shall be made upon the signature of such person or persons as SFHM may from time to time designate.

                  (b) Any funds of the Company which SFHM may determine are not currently required for the conduct of the Company's business may be deposited with a federally insured bank or savings institution or invested in short term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by SFHM in its sole discretion.

         SECTION 9.4       FISCAL YEAR.

         The Fiscal Year and accounting period of the Company shall end on September 30 of each year.

         SECTION 9.5       ACCOUNTING REPORTS.

         As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Member shall be furnished an annual accounting showing the financial condition of the Company at the end of such fiscal year and the result of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Members promptly after it has been prepared. It shall include a balance sheet as of the end of such Fiscal Year and statements of income and expense, each Member's equity, and cash flow for such Fiscal Year. At the election of either the Board of Directors or the Manager the Company shall be audited by a firm of independent certified public accountants engaged by the Manager on behalf of the Company which shall also be the accounting firm of the Manager. The report shall set forth the distributions to the Members for such Fiscal Year and shall separately identify distributions from (i) operating revenue during such Fiscal Year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Membership Interests. Following the opening of the Hospital, the Manager shall also cause to be prepared and distributed to the Members quarterly financial statements.

         SECTION 9.6       TAX MATTERS PARTNER.

         SFHM shall act as the "Tax Matters Partner" of the Company as that term is defined in Section 6231 of the Code.

                                    ARTICLE X

                      MEETINGS AND VOTING RIGHTS OF MEMBERS

         SECTION 10.1      MEETINGS.

                  (a) Meetings of the Members of the Company for any purpose may be called by the Board of Directors or any Initial Member. Such meetings shall be held in the Sioux Falls, South Dakota area.

                  (b) A notice of any such meeting shall be given by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each Member at its address as specified in
         Section 12.7. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate by whom it is being issued. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Member may authorize any Person or Persons to act for the Member by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

         SECTION 10.2      VOTING RIGHTS OF MEMBERS.

                  (a) Each Member shall take no part in or interfere in any manner with the control, conduct or operation of the Company, and shall have no right or authority to act for or bind the Company except as provided herein. Votes or decisions, to the extent taken or to be made, of the Members may be cast at any duly called meeting of the Company or in writing within ten (10) days after written request therefor. Each Member shall be entitled to the number of votes equal to the percentage Membership Interest of such Member.

                  (b)      No Member shall have the right or power to vote to:
         (i) withdraw or reduce the Member's Capital Contributions except as a result of the dissolution and liquidation of the Company or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Company; (iii) cause the termination and dissolution of the Company by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for its Capital Contributions.

                                   ARTICLE XI

                                   AMENDMENTS

         SECTION 11.1      AUTHORITY TO AMEND BY THE BOARD OF DIRECTORS.

         Except as otherwise provided by Section 11.2, this Agreement and the Articles of Organization of the Company may be amended by the Board of
Directors:

                  (a) To admit additional Members or Substitute Members but only in accordance with and if permitted by the other terms of this Agreement;

                  (b) To preserve the legal status of the Company as a limited liability company under the Act or other applicable state or federal laws if such does not change the substance hereof, and the Company has obtained the written opinion of its counsel to that effect;

                  (c) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to clarify any provision of this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (d) To satisfy the requirements of the Code and Regulations with respect to limited liability companies or of any federal or state securities laws or regulations, provided such amendment does not adversely affect the Membership Interests of Members and is necessary or appropriate in the written opinion of counsel and any amendment under this subsection (d) shall be effective as of the date of this Agreement;

                  (e) To the extent that it can do so without materially reducing the economic return on investment in the Company to any Member, to satisfy any requirements of federal or state legislation or regulations, court order, or action of any governmental administrative agency with respect the operation or ownership of the Hospital; and

                  (f) Subject to the terms of Section 2.6, to extend the term of the Company.

                                    SECTION 11.2      RESTRICTIONS ON THE BOARD
                                    OF DIRECTORS' AMENDMENTS: AMENDMENTS BY
                                    MEMBERS.

         Except as provided in Section 11.1, amendments to this Agreement shall be made only upon the consent of all Initial Members. Except as set forth in this Section 11.2, no amendment shall be made pursuant to Section 11.1 which would materially and adversely affect the federal income tax treatment to be afforded each Member, materially and adversely affect the Membership Interests and liabilities of each Member as provided herein, materially change the purposes of the Company, extend or otherwise modify the term of the Company, or materially change the method of allocations and distributions as provided in
Article VI and Article VII.

         SECTION 11.3      AMENDMENTS TO CERTIFICATES.

         In making any amendments to this Agreement, there shall be prepared, executed and filed for recording by the Board of Directors such documents amending the Articles of Organization as required under the Act.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1      LIMITED POWER OF ATTORNEY.

         Upon the execution hereof, each Member hereby irrevocably constitutes and appoints the Directors it has appointed as its true and lawful attorney in the Member's name and on the Member's behalf to take at any time all such action which such Directors is expressly authorized to perform, or which a Member is expressly required to perform, under this Agreement.

         SECTION 12.2      WAIVER OF PROVISIONS.

         The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         SECTION 12.3      INTERPRETATION AND CONSTRUCTION.

         This Agreement, together with the Management Services Agreement, the Hospital Professional Services Agreement and the Right of First Refusal Agreement between MedCath Physician Management, Inc. and North Central Heart Institute, P.C. contain the entire agreement among the Members. Any modification or amendment hereto must be accomplished in accordance with the provisions of
Article XI and Article XII. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         SECTION 12.4      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, exclusive of its conflict of law rules.

         SECTION 12.5      PARTIAL INVALIDITY.

         In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         SECTION 12.6      BINDING ON SUCCESSORS.

         The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         SECTION 12.7      NOTICES AND DELIVERY.

                  (a) To Members. Any notice to be given hereunder at any time to any Member or any document reports or returns required by this Agreement to be delivered to any Member, may be delivered personally or mailed to such Member, postage prepaid, addressed to the Member at such times as the Member shall by notice to the Company have designated as the Member's address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in the Information Exhibit (Exhibit A) hereof. Any notice, or any document, report or return so delivered or mailed shall be deemed to have been given or delivered to such Member at the time it is mailed, as the case may be.

                  (b) To the Company. Any notice to be given to the Company hereunder shall be delivered personally or mailed to the Company, by certified mail, postage prepaid, addressed to the Company at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Company at the time it is delivered or mailed, as the case may be.

         SECTION 12.8      COUNTERPART EXECUTION; FACSIMILE EXECUTION.

          This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         SECTION 12.9      STATUTORY PROVISIONS.

         Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         SECTION 12.10     WAIVER OF PARTITION.

         Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Company or such party's interest in the assets held by the Company from the interests of other Members until the end of the term of both this Company and any successor company formed pursuant to the terms hereof.

         SECTION 12.11     CHANGE IN LAW.

                  (a) Other than to the extent related to McKennan's tax-exempt status, if due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel reasonably selected by SFHM and reasonably approved by the Board of Directors, determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto shall be given notice thereof (a "Change of Law Event"). If the Initial Members disagree with whether a Change of Law Event exists and that disagreement is not resolved among such parties within the following thirty (30) days, then that disagreement shall be resolved by arbitration under Section 12.16 hereof. If a Change of Law Event is determined to exist, then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved by the Board of Directors and the Initial Members, such restructured agreement shall become binding upon all Members of the Company. Second, in the event that within forty-five (45) days following the Company's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then, if one or more Member's ownership is not involved in such non-compliance, such Members shall have the option, within the following forty-five (45) day period, to purchase the Membership Interests of each Member whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of: (a) the Formula Purchase Price or (b) the amount of the Capital Contributions made by such Member to the Company together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which the purchasing Members pays all amounts due under the terms of this Section 12.11. For these purposes, distributions to the Members by the Company after the effective date of this Agreement (and whether before or after health care counsel determined there was a problem under an Applicable Law or before or after the exercise of the purchase option) shall be treated as payments by the purchasing Members. Such purchase price shall be paid in accordance with the Payment Method. Third, in the event that the compliant Members do not exercise their option to purchase Membership Interests of a Member whose ownership causes the Company not to be in compliance with Applicable Law, any Member may elect in writing within the following forty-five

         (45) day period, to require that the Company be dissolved, in which event the Company shall be dissolved in accordance with the terms of this Agreement.

                  (b)      (i)      In the event, that nationally recognized tax
         counsel of McKennan, but who prior to their engagement for purposes of this Agreement have not previously represented McKennan or any of its Affiliates with respect to this transaction, and which tax counsel is selected with the approval of SFHM, which approval shall not be unreasonably withheld (Jones, Day, Reavis and Pogue is hereby approved for such purpose), reasonably determines in writing after consultation with SFHM, the other Members and their counsel, and after using their reasonable best efforts to avoid such determination, that as a result of any change in any law or regulation or change in the interpretation of an existing law or regulation after the date hereof, that the existence of (x) McKennan's Membership Interest in the Company, both directly and alternatively through a for-profit subsidiary of McKennan of which McKennan is the sole shareholder (the "McKennan's Sub") to which it assigns (or to which it is entitled to assign under the terms of this Agreement) its Membership Interest or (y) McKennan's obligation under Section 3.5(b) to guarantee a portion of the Company's indebtedness, will result in McKennan losing its tax-exempt status, McKennan may give notice in writing to the Company and the Members of that fact (the "Tax-Exempt Event"). Any disagreement among the Initial Members regarding whether a Tax-Exempt Event then exists shall first be resolved either among the Initial Members themselves during the following thirty (30) day period, and absent such resolution, by arbitration under Section 12.16. Thereafter, if a Tax-Exempt Event has been determined to exist, then the parties agree to the following:

                                    (A)      The parties hereto shall in good
                           faith consider and discuss with one another mutually acceptable alternatives to revise this Agreement in a manner which would prevent McKennan from losing its tax-exempt status but which would not materially alter the substance of the transaction among the parties and would not substantially diminish the material benefits of the transaction to any party.

                                    (B)      If (x) the parties have failed to
                           renegotiate the Agreement in a mutually acceptable manner as provided in (A) above, (y) the assignment by McKennan of its Membership Interest to the McKennan Sub (which McKennan is hereby obligated to do if it will assist in McKennan maintaining its tax-exempt status) will not enable McKennan to avoid the loss of its tax-exempt status and (z) if McKennan's being released from its obligations and liabilities to guarantee any indebtedness of the Company will avoid McKennan's loss of its tax-exempt status, then conditioned upon the execution and delivery by the McKennan Sub of a reimbursement agreement providing for the McKennan Sub's reimbursement of SFHM for all amounts of principal, interest and other costs paid by SFHM or its Affiliates under its guarantees of the Company's indebtedness which absent the application of this subsection would have been paid by McKennan or its Affiliates, and (3) the approval of such arrangement by the Company's lenders, then SFHM and its parent

                           MedCath Incorporated shall assume all liability and obligation of McKennan and its affiliates for their guaranty of the Company's debt.

                           Rather than assigning its guarantee to SFHM and paying the Guarantee Fee as provided above, McKennan and its affiliates shall have the right to use any other commercially reasonable alternative for obtaining a release of McKennan from any obligation or liability to guarantee the debts of the Company as long as such alternative does not impose any cost, expense, liability or obligation upon the Company or any of its other Members.

         SECTION 12.12     INVESTMENT REPRESENTATIONS OF THE MEMBERS.

                  (a) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby represents and warrants to the Company and to the Members that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Member's own account with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

                  (b) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under applicable South Dakota securities laws, or (iii) under any other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company and by the Members as the basis for the exemption of the Members' Membership Interest in the Company from the registration requirements of the Federal Act and from the registration requirements of applicable South Dakota securities laws and all other state securities laws. Each Member or individual executing this Agreement on behalf of an Entity which is a Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Member's Membership Interest in the Company to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that prior to his execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused this Agreement to be examined by such Member's representative or attorney. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member or individual executing this Agreement on behalf of an Entity which is a Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company or to the Members. Each Member or individual executing this Agreement on behalf of an Entity which is a Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

         SECTION 12.13 REFERRALS TO HOSPITAL AND OWNERSHIP OF SHARES OF COMMON STOCK OF MEDCATH HOLDINGS, INC.

         Each Member agrees that if in the reasonable opinion of health care counsel of MedCath Incorporated, referrals of patients to the Hospital by a Member or a physician owner or Affiliate of a Member or ownership of shares of common stock in MedCath Holdings, Inc. by a Member or a physician owner or Affiliate of an Owner would cause or constitute a violation of any federal or state law, rule or regulation, then, as applicable,

         (a) the Member or a physician owner or Affiliate of an Owner shall not refer patients to the Hospital; and

         (b) the Member or a physician owner or Affiliate of an Owner shall not acquire, nor continue to own any of shares of common stock of MedCath Holdings, Inc.

         SECTION 12.14     ACKNOWLEDGMENTS REGARDING LEGAL REPRESENTATION.

         (a) Each of the Members hereunder acknowledge and agree that Moore & Van Allen, PLLC is counsel for Sioux Falls Hospital Management, Inc., MedCath Incorporated and their Affiliates, and may, upon approval of the Board of Directors, also serve as counsel for the Company from time to time. Each of the Members hereby acknowledges and consents to such representation. Each Member other than Sioux Falls Hospital Management, Inc. further acknowledges and agrees that they shall have no attorney-client relationship with Moore & Van Allen, PLLC as a result of Moore & Van Allen, PLLC's representation of the Company from time to time.

         (b) Each of the Members hereunder acknowledge and agree that Woods, Fuller, Shultz & Smith, P.C. is counsel for NCHI and their Affiliates, and may, upon approval of the Board of Directors, also serve as counsel for the Company from time to time. Each of the Members hereby acknowledges and consents to such representation. Each Member other than NCHI further acknowledges and agrees that they shall have no attorney-client relationship with Woods, Fuller, Shultz & Smith, P.C. as a result of Woods, Fuller, Shultz & Smith, P.C.'s representation of the Company from time to time.

         (c) Each of the Members hereunder acknowledge and agree that Bierle & Michels is counsel for McKennan and its Affiliates, and may, upon approval of the Board of Directors, also serve as counsel for the Company from time to time. Each of the Members hereby acknowledges and consents to such representation. Each Member other than McKennan further acknowledges and agrees that they shall have no attorney-client relationship with Bierle & Michels as a result of Bierle & Michel's representation of the Company from time to time.

         SECTION 12.15     EXHIBITS.

         The Exhibits to this Agreement, each of which is incorporated by reference, are:

         EXHIBIT A:        Information Exhibit.
         EXHIBIT B:        Glossary of Terms.
         EXHIBIT C:        Development Budget Exhibit.
         EXHIBIT D:        Regulatory Allocations.

         SECTION 12.16     ARBITRATION.

         Subject to the right of any party to seek an injunction or other equitable relief from a court with applicable authority, any controversy, dispute or disagreement arising out of or relating to this Agreement shall be resolved by binding arbitration, which shall be conducted in Sioux Falls, South Dakota in accordance with the American Health Lawyers Association Alternative Dispute Resolution Service Rules of Procedure for Arbitration. Such arbitration shall be conducted by a panel of three (3) arbitrators none of which shall reside in or practice primarily in South Dakota. Any decision rendered by the arbitrators shall be final and binding on the parties and shall be enforceable in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s), to be effective as of the date described in
Article II.

                  [EXECUTIONS APPEAR ON THE FOLLOWING PAGE(S)]

[***]

[***]    These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                  Schedule 5.6

                             Organizational Expenses

SFHM and its Affiliates shall be reimbursed by the Company for the following business expenses:

         1. Legal fees incurred by SFHM and its Affiliates in connection with the formation, development and management of the Company and its business;

         2.       Filing Fees; and

         3. Other out-of-pocket expenses incurred by SFHM or its Affiliates in any of the following activities:

                                    a.       Preparing the Company's Operating
                           Agreement and any related agreements and documents;

                                    b.       Preparing a Private Placement
                           Memorandum related to the sale of membership interests in the Company;

                                    c.       Acquiring real property for the
                           Company;

                                    d.       Obtaining and closing financing on
                           behalf of the Company;

                                    e.       Preparing by-laws for the medical
                           staff of the Hospital;

                                    f.       Preparing professional service
                           agreements on behalf of the Hospital;

                                    g.       Preparing compliance plans for the
                           Hospital;

                                    h.       Obtaining necessary licenses for
                           the Hospital and/or addressing any issues related to such licenses; and

                                    i.       Obtaining healthcare law opinions
                           on behalf of the Company.

                                    EXHIBIT A
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC
                   A North Carolina Limited Liability Company


                               INFORMATION EXHIBIT

                                     Maximum
                                    Mandatory
                                   Additional
              Initial Capital*       Capital             Percentage
Name          Contribution        Contributions       Membership Interest
----          ------------        -------------       -------------------


[***]










[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT B
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC
                   A North Carolina Limited Liability Company


                                GLOSSARY OF TERMS


         As used in this Agreement, the following terms shall have the following definitions (unless otherwise expressly provided herein).

         "Act" means the North Carolina Limited Liability Company Act, as in effect in North Carolina and set forth at N.C. Gen. Stat. ss.ss. 57C-1-01 through 57C-10-07 (or any corresponding provisions of succeeding law).

         "Adjusted Capital Account" means, with respect to any Member, such Person's Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the next to last sentences of Regulations Section 1.704-2(g)(1) (share of minimum gain) and Regulations
Section 1.704-2(i)(5) (share of member nonrecourse debt minimum gain) and decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),
(5) and (6).

         "Affiliate" means with respect to a Person, (i) any relative of such Person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the outstanding voting securities or of an equity interest of such Person; or (iii) Entity or holder of ten percent (10%) or more of the outstanding voting securities or of an equity interest of any Entity, controlling, controlled by, or under common control with such Person. For purposes of McKennan, its Affiliates shall include each Entity the majority of whose members or directors are also the majority members or directors of McKennan. For purposes of NCHI, its Affiliates shall also include each individual holding or owning an ownership interest in NCHI.

         "Agreed Value" means with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

         (a) The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Company.

         (b) The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

         (c) The initial Agreed Values of all the Company's noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) and (g).

         (d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as agreed to by the Members in writing, as of the following times:

                  (i) the acquisition of a Membership Interest or an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                  (ii) the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of a Membership Interest in the Company; and

                  (iii) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

         If, upon the occurrence of one of the events described in (i), (ii) or
(iii) above the Members do not agree in writing on the gross fair market values of the Company's assets, it shall be deemed that the fair market values of all the Company's assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

         "Agreement" means this Operating Agreement, as amended from time to time.

         "Articles of Organization" means the Articles of Organization of the Company, as filed with the Secretary of State of North Carolina as the same may be amended from time to time.

         "Board of Directors," "Director" or "Directors" means those persons appointed by the Members, pursuant to Section 3.10 of the Operating Agreement, and given the power and authority under Article V of the Operating Agreement to manage the Company. The terms "Director" or "Directors" is used for convenience, but is intended to have the same meaning as the terms "Manager" or "Managers" in the Act.

         "Capital Account" means with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

         (a) Each Person's Capital Account shall be increased by Person's Capital Contributions, such Person's distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Person or that are secured by Company property distributed to such Person.

         (b) Each Person's Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the Company or that are secured by any property contributed by such Person to the Company.

         In the event any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

         In the event the Agreed Values of the Company assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed to comply with such Regulation, the Board of Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles VI or VII hereof upon the dissolution of the Company. In the event the Board of Directors shall determine such adjustments are necessary or appropriate to comply with Regulations Section 1.704-1(b)(2)(iv), the Board of Directors shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed by the Members or distributed to the Members and (ii) any liabilities secured by such contributed or distributed property or assumed by the Members. The Board of Directors shall also make any other appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In the event any Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

         "Capital Contribution" means with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the Company with respect to the Membership Interest of such Member.

         "Cash Distributions" means net cash distributed to Members resulting from Cash Flow from Operations or Cash from Sales or Refinancing, but shall not include cash payments made to SFHM as its Operating and Licensing Fee for services rendered pursuant to the Management Agreement or any amount in repayment of loans made by the Members to the Company.

         "Cash Flow from Operations" means net cash funds provided from operations, exclusive of Cash from Sales or Refinancing, of the Company or investment of any Company funds, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for expenses, debt payments, capital improvements, and replacements and for such other items as the Board of Directors reasonably determines to be necessary or appropriate and subject to Loan Conditions.

         "Cash from Sales or Refinancing" means the net cash proceeds received by the Company from or as a result of any Sale or Refinancing of property after deducting (i) all expenses incurred in connection therewith, (ii) any amounts applied by the Board of Directors in their sole and absolute discretion toward the payment of any indebtedness and other obligations of the Company then due and payable, including payments of principal and interest on mortgages, (iii) the payment of any other expenses or amounts owed by the Company to other parties to the extent then due and payable, and (iv) the establishment of any reserves deemed necessary by the Board of Directors in their sole and absolute discretion. If the proceeds of any sale or refinancing are paid in more than one installment, each such installment shall be treated as a separate Sale or Refinancing for the purposes of this definition.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section(s) of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Company" means and shall refer to Heart Hospital of South Dakota, LLC, which was created upon the filing of the Articles of Organization with the Office of the Secretary of State of North Carolina, to be operated under the name Heart Hospital of South Dakota, LLC, a North Carolina limited liability company, and to continue under this Agreement, as amended from time to time.

         "Default Rate" means a per annum rate of return on a specified principal sum, compounded monthly, equal to the greater of (a) the Prime Rate plus 500 basis points, or (b) 18%, but in no event greater than the highest rate allowed by law.

         "Entity" means any general partnership, limited partnership, limited liability company, corporation (profit or non-profit), joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

         "Equipment" means the appropriate equipment and supplies required from time to time in connection with the development and operation of the Hospital.

         "Fiscal Year" means, with respect to the first year of the Company, the period beginning upon the formation of the Company and ending on the next September 30, with respect to subsequent years of the Company, the twelve month period beginning October 1 and ending September 30, and, with respect to the last year of the Company, the portion of the period beginning October 1 and ending with the date of the final liquidating distributions.

         "Hospital" means an acute care hospital specializing in all aspects of cardiology and cardiovascular care and surgery in Sioux Falls, South Dakota, as further described in Section 2.3 of the Agreement.

         "Initial Members" shall mean [***].

         "Management Agreement" means the Management Agreement by and between the Company and SFHM pursuant to which SFHM will manage the day-to-day business and affairs of the Company.

         "Manager" shall mean the party providing management services to the Hospital pursuant to a management agreement approved by the Board of Directors, it being acknowledged that SFHM has been selected as the Manager to serve pursuant to the Management Agreement.

         "Material Agreement" means any binding agreement which may not be canceled upon less than ninety (90) days notice and which calls for the expenditure of funds, or involves an obligation for financing, in excess of $100,000.00 exclusive of agreements or obligations contemplated by any budget, development plan, financing or construction contract approved by the Board of Directors or agreements incurred in the ordinary course of business such as employment agreements, purchases of supplies and routine services and the like.

         "Material Decision" means any decisions regarding approvals of the development and operating budgets for the Hospital, the selection of the site for the Hospital, the design of the Hospital, the selection of the Hospital's President, strategic planning, the execution of managed care contracts and the execution of exclusive contracts to provide physician services to the Hospital.

         [***]

         "Medical Director Agreement" means the Medical Director Agreement by and between the Company and a medical director approved by the Board of Directors.

         "Member" means and shall refer to the organizers of the Company (unless or until any such organizer has withdrawn) and each of the Persons identified as "Members" in the then applying Information Exhibit attached hereto and incorporated herein by this reference or admitted as a Member in accordance with the terms of this Agreement..

         "Membership Interest" means all of a Member's rights in the Company, including without limitation the Member's share of Profits, Losses, Cash Distributions and other benefits of the Company, any right to vote, any right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement or the Act. The percentage Membership Interest of each Member, their Capital Contributions and other related information shall be listed on the Information Exhibit. The percentage Membership Interests generally shall be based upon the pro rata Capital Contribution of each Member.

         [***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "Operating and Licensing Fee" means the amounts payable to SFHM pursuant to the Management Agreement for services rendered in managing the operations of the Company.

         "Organization Expenses" means those expenses incurred, either by the Company, on behalf of the Company or for which the Company has agreed to make reimbursement, in connection with the formation of the Company including such expenses as: (i) registration fees, filing fees, and taxes; and (ii) legal fees incurred in connection with any of the foregoing.

         "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or Entity where the context so permits.

         "Prime Rate" means the rate of interest as of the relevant day or time period as announced by the NationsBank, N.A. or its successor in interest from time to time as its prime or reference rate.

         "Profits and Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

         (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

         (c) Gain or loss resulting from dispositions of Company assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

         "Project Costs" shall include, without limitation, all costs incurred by the Company in connection with the development and construction of the Hospital, including without limitation, land acquisition costs, equipment costs, architectural, design and engineering costs, legal and accounting costs, construction costs, construction period interest, pre-opening expenses, fees payable to SFHM or its Affiliates, and other construction and development costs incurred in connection with the construction and development of the Hospital, which total amount shall finally be determined by SFHM following the opening of the Hospital.

         "Refinancing" means any borrowing incurred or made to recapitalize the Company or the equity investment in, or to refinance any loan used to finance the acquisition of property.

         "Regulations" means rules, orders, and regulations issued pursuant to or under the authority of the Code and shall include revisions to and succeeding provisions as appropriate.

         "Regulatory Allocations" means those allocations of items of Company income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the Company to comply with the alternate test for economic effect prescribed in Regulations Section 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Regulations Section 1.704-2.

         "Sale" means the sale, exchange, involuntary conversion (other than a casualty followed by reconstruction), condemnation, or other disposition of property by the Company, except for dispositions of inventory items and personal property in the ordinary course of business and in connection with the replacement of such property.

         [***]

         "Substitute Member" means an assignee of a Member who has been admitted to the Company and granted all the rights of a Member in place of its assignor pursuant to the provisions of this Agreement. A Substitute Member, upon its admission as such, shall replace and succeed to the rights, privileges, and liabilities of the Member from whom it acquired its interest in the Company.

















[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT C
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC
                   A North Carolina Limited Liability Company

                           DEVELOPMENT BUDGET EXHIBIT

                                 Sioux Falls, SD
                            Summary of Capital Costs
                                For Fiscal Years
                             (Dollars in thousands)


Approximate Size of Facility in Square Feet                                                                 [***]
Expected Cost per square foot                                                                              $[***]
                                                                                          ------------------------
Calculated Construction Cost of Building                                                                    [***]
Estimated Cost of Land                                                                                      [***]
                                                                                          ------------------------
                                                         TOTAL LAND AND BUILDING COST                       [***]

Estimated Cost of Major Equipment                                                                           [***]
Estimated Cost of Minor Equipment                                                                           [***]
                                                                                          ------------------------
                                                                 TOTAL EQUIPMENT COST                       [***]
Calculated Construction Interest                                                                            [***]
                                                                                          ------------------------
                                                                   TOTAL FIXED ASSETS                       [***]
                                                                                          ========================

Estimated Loan Acq. and Org. Costs                                                                          [***]
Estimated Pre-Opening Expenses                                                                              [***]
Cash Balance at Opening                                                                                     [***]
                                                                                          ------------------------
                                                                   TOTAL CAPITAL USES                       [***]

Real Estate Debt                                                                                            [***]
Equipment Debt                                                                                              [***]
Working Capital Debt                                                                                        [***]
                                                                                          ------------------------
                                                                           TOTAL DEBT                       [***]

                                                                   TOTAL MEMBERS' CASH
                                                                         CONTRIBUTION                      $[***]
                                                                                          ------------------------

                                                                TOTAL CAPITAL SOURCES                       [***]
                                                                                          ========================

See accompanying Summary of Significant Forecast Assumptions and Accounting Policies.


THIS INFORMATION SHOULD BE READ IN ACCORDANCE WITH OTHER INFORMATION IN THE PRIVATE PLACEMENT MEMORANDUM. THIS INFORMATION CONSTITUTES PROJECTIONS OF FUTURE EVENTS. THERE IS NO GUARANTEE THAT THESE RESULTS WILL BE ACCOMPLISHED. ACTUAL RESULTS MAY VARY SIGNIFICANTLY FROM THESE PROJECTIONS.











[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT D
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC
                   a North Carolina limited liability company


                             REGULATORY ALLOCATIONS


         This Exhibit contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in the Agreement to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Regulations Section 1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

         (a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

                  (i) "Company Minimum Gain" means the same as the meaning of "partnership minimum gain" set forth in Regulations Section 1.704-2(d), and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Regulations Section 1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor's recourse is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by SFHM.

                  (ii) "Member Nonrecourse Deductions" means losses, deductions or Code Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to "partner nonrecourse deductions" set forth in Regulations Section 1.704-2(i)(2).

                  (iii) "Member Nonrecourse Debt" means any Company liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Regulations Section 1.752-2 as a guarantor, lender or otherwise.

                  (iv) "Member Nonrecourse Debt Minimum Gain" means the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Regulations Section 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor's recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by SFHM.

                  (v) "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Regulations Section 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Regulations Section 1.704-2(c), and shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that taxable year, determined generally according to the provisions of Regulations Section 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Regulations Section 1.704-2(c).

                  (vi) "Nonrecourse Liability" means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Regulations Section 1.752-2.

                  (vii) "Regulatory Allocations" means allocations of Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph
                           (h) below.

         (b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their percentage Membership Interests.

         (c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

         (d) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2) and the definition of Company Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Sections 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in such Member's Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

         (g) Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of Company gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

         (h)      Curative Allocations. When allocating Profits and Losses under
Article VI, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

         (i) Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Article VI and in the order in which they appear above.

         (j) Waiver of Minimum Gain Chargeback Provisions. If SFHM determines that (i) either of the two minimum gain chargeback provisions contained in this Exhibit would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the Company will have sufficient other items of income and gain to correct that distortion, and (iii) the Members have made Capital Contributions or received net income allocations that have restored any previous Nonrecourse Deductions or Member Nonrecourse Deductions, then SFHM shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the Company the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The Company shall pay the expenses (including attorneys' fees) incurred to apply for the waiver. SFHM shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

         (k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

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